                              AMENDMENT NO. 2 TO
                          LOAN AND SECURITY AGREEMENT

     AMENDMENT NO. 2 dated as of August 14, 1998 (this "Amendment") to LOAN AND
                                                        ---------
SECURITY AGREEMENT, dated as of June 23, 1998 (as amended from time to time, the "Agreement"), by and between AGRIBIOTECH, INC., a Nevada corporation, together
 ---------
with all other entities who are or may become Borrowers thereunder (the "Borrowers"), and the financial institutions listed on the signature pages
----------
thereof (together with their respective successors and assigns, the "Lenders"),
                                                                     -------
BANKAMERICA BUSINESS CREDIT, INC. (the "Agent") and DEUTSCHE FINANCIAL SERVICES
                                        -----
CORPORATION (the "Administrative Agent").  Terms with initial capital letters
                  --------------------
used herein without definition shall have the meanings set forth in the Agreement.

     WHEREAS, the Borrowers request that Lenders amend the Agreement (i) to make certain changes to accommodate a $15,000,000 overadvance facility being provided by the Lenders to provide additional financing for certain acquisitions being completed by the Borrowers, and (ii) to make eligible certain additional Collateral for borrowing purposes;

     WHEREAS, the Lenders have agreed to make the amendments to the Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Agent, the Administrative Agent and the Lenders agree as follows:

                                   ARTICLE I
                                   ---------

                                  Amendments
                                  ----------

     1.01 Amendments to the Agreement.  The following sections of the Agreement
          ---------------------------
are, effective as of the date hereof, hereby amended as follows:

          (a) Section 1.1 is amended by adding the following definitions:
              -----------

              "Eligible Farmer-Held Inventory" means Farmer-Held Inventory
               ------------------------------
     which would otherwise be Eligible Inventory except for the fact that no acceptable processing agreement has been entered into between Agent and such processor, but only to the extent the Agent has established a reserve against the Availability with respect to the trade payable arising out of the purchase of such Inventory.

              "Farmer-Held Inventory" means Inventory purchased by any Borrower
               ---------------------
          from a grower where the grower retains temporary possession of such Inventory for processing and storage purposes.

               "Overadvance Amount" means $15,000,000.
                ------------------

               "Overadvance Facility" means the Revolving Loans then outstanding
                --------------------
          in an amount not to exceed the Overadvance Amount from August 14, 1998 until the Overadvance Facility Termination Date.

               "Overadvance Facility Termination Date" means the earlier to
                -------------------------------------
          occur of: (i) the date of the funding of any Financing in an amount of at least $40,000,000; or (ii) the date that ABT gives Agent written notice of Borrowers' election to terminate the Overadvance Facility; or (iii) December 31, 1998.

          (b)  Section 1.1  is amended by amending and restating the following
               -----------
     definitions:

               "Availability" means, at any time,
                ------------

                    (a)  the lesser of

                         (i)  the Maximum Revolver Amount, or

                         (ii) the sum of (A) eighty-five percent (85%) of the
                    Net Amount of Eligible Accounts other than the Cargill Account plus sixty-five percent (65%) of the Cargill Account
                            ----
                    (both rates being referred to herein jointly as the "Accounts Advance Rate"), so long as the "Dilution Percentage", as hereinafter defined, does not exceed eight percent (8%) plus (B) sixty-five percent (65%) of the value
                                 ----
                    of Eligible Inventory other than Eligible Farmer-Held Inventory, plus fifty percent (50%) of Eligible Farmer-Held
                               ----
                    Inventory (both rates being referred to herein jointly as the "Inventory Advance Rate"); provided, that at no time
                                                   --------
                    shall the sum of outstanding Revolving Loans and Letters of Credit based upon the value of Eligible Inventory including Eligible Farmer-Held Inventory exceed $70,000,000 ("Maximum Inventory Loan"), plus (C) until the Overadvance Facility
                                      ----
                    Termination Date, the Overadvance Amount;

                    minus
                    -----

                    (b) the sum of (i) the Aggregate Revolver Outstandings, (ii)
               reserves for accrued interest on the Obligations, (iii) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit; (iv) the Environmental Compliance Reserve, (v) the ACH Settlement Risk Reserve, if any,
               (vi) the Ag Lien Reserve, (vii) the Rent Reserves, and (viii) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to the Borrowers' account, including, without limitation, reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of any Borrower. The reserves in clauses (ii), (iv), (v), and (viii) will initially be zero and
               ------------  ----  ---      ------
               Agent will give Borrowers reasonable notice prior to any changes in such reserves. If the Dilution Percentage exceeds eight percent (8%) (the "Excess Dilution Percentage"), the Accounts Advance Rate shall be reduced by two (2) percentage points for each one percent (1%) of Excess Dilution Percentage.

               "Cargill Account" means the Account in the aggregate maximum
                ---------------
               amount of $4,500,000 owed by Cargill of Argentina to ABT as of the Closing Date, which Account is due and owing no later than December 15, 1998.

          (c) Section 2.3 is hereby amended in its entirety to read as follows:
              -----------

               "2.3.  Overadvance Facility.  Subject to all of the terms and
                      --------------------
          conditions of this Agreement, the Lenders agree to provide to Borrowers the Overadvance Facility."

          (d)  Section 3.1 is hereby amended in its entirety to read as follows:
               -----------

               "3.1  Interest.
                     --------

                    (a) Interest Rates.  Revolving Loans under the Overadvance
                        --------------
               Facility shall bear interest at a fixed rate of 18% per annum. Except for the Overadvance Facility, all outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to
                        ------------------    ----
               exceed the Maximum Rate described in Section 3.3.  During the
                                                    -----------
               term of the Overadvance Facility, for the purpose of calculating interest, the Overadvance Facility shall be considered the first dollars of Revolving Loans advanced and the last dollars of Revolving Loans repaid. Subject to the provisions of Section
                                                                     -------
               3.2, any of the Loans (other than Loans made under the Overadvance Facility) may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in
               Section 3.2.  If at any time Loans (other than Loans made under
               -----------
               the Overadvance Facility) are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                            (i) For all Base Rate Revolving Loans and other Obligations (other than LIBOR Rate Loans and Loans under the Overadvance Facility) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;

                            (ii) For all LIBOR Revolving Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin; and
                                                 ----

                            (iii) For all Loans under the Overadvance Facility
                    at a fixed rate of eighteen percent (18%) per annum.

                    Each change in the Base Rate shall be reflected in the interest rate described in clause (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if
                    computed on the basis of a 365-day year).   Interest accrued
                    on all Loans will be payable in arrears on the first day of each month hereafter.

                    (b) Default Rate.  If any Default or Event of Default
                        ------------
               occurs and is continuing and the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto."

           (e) A new Section 3.7 is hereby added to the Agreement and reads as
                     -----------
     follows:

               "3.7  Success Fees.  The Borrowers agree to pay to the Agent, for
                     ------------
          the ratable account of the Lenders, the following fees (the "Success
                                                                       -------
          Fees"):
          ----

                     (i) $150,000 on October 31, 1998 if the Overadvance Facility Termination Date has not occurred; and

                     (ii) an additional $150,000 on November 30, 1998 if the
               Overadvance Facility Termination Date has not occurred.

               The Borrowers and Lenders agree that up to fifty percent (50%) of each Lender's pro rata share of each Success Fee may be used by such Lender, upon mutual agreement between such Lender and the Borrowers, to purchase warrants/options for the purchase of shares of ABT's common stock, each such warrant/option having a 5-year maturity date and containing antidilution provisions, "piggyback rights", and other rights typical of such warrants/options."

                                  ARTICLE II
                                  ----------

                 Ratifications, Representations and Warranties
                 ---------------------------------------------

     Section 2.01.  Ratifications.  The terms and provisions set forth in this
                    -------------
Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Agent, Lenders and each Borrower agree that the Loan Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     Section 2.02.  Representations and Warranties.  Each Borrower hereby
                    ------------------------------
represents and warrants to Agent and Lenders that the execution, delivery and performance of this Amendment and all other loan, amendment or security documents to which any Borrower is or is to be a party hereunder (hereinafter referred to collectively as the "Loan Documents") executed and/or delivered in connection herewith, have been authorized by all requisite corporate action on the part of such Borrower and will not violate the Articles of Incorporation or Bylaws of such Borrower.

                                  ARTICLE III
                                  -----------

                             Conditions Precedent
                             --------------------

     Section 3.01.  Conditions.  The effectiveness of this Amendment is subject
                    ----------
to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Lenders):

          (a) Agent shall have received all of the following, each dated (unless otherwise indicated) as of the date of this Amendment, in form and substance satisfactory to Lender in its sole discretion:

               (i) Company Certificate.  A certificate executed by the Secretary
                   -------------------
          or Assistant Secretary of each Borrower certifying (A) that Borrower's Board of Directors has met and adopted, approved, consented to and ratified the resolutions attached thereto which authorize the execution, delivery and performance by Borrower of the Amendment and the Loan Documents, (B) the names of the officers of Borrower authorized to sign this Amendment and each of the Loan Documents to which Borrower is to be a party hereunder, (C) the specimen signatures of such officers, and (D) that neither the Articles of Incorporation nor Bylaws of Borrower have been amended since the date of the Agreement;

               (ii)  Arrangement Fee.  Agent shall have received the
                     ---------------
          "Arrangement Fee".

               (iii)  Other Documents.  Each Borrower shall have executed and
                      ---------------
          delivered such other documents and instruments as well as required record searches as Agent may require.

          (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to the Lenders and their legal counsel.

                                  ARTICLE IV
                                  ----------

                                 Miscellaneous
                                 -------------

     Section 4.01.  Survival of Representations and Warranties.  All
                    ------------------------------------------
representations and warranties made in the Loan Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and each Lender to rely thereon.

     Section 4.02.  Reference to Loan Agreement.  The Loan Agreement, each of
                    ---------------------------
the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

     Section 4.03.  Severability.  Any provision of this Amendment held by a
                    ------------
court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 4.04.  APPLICABLE LAW.  THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS
                    --------------
EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 4.05.  Successors and Assigns.  This Amendment is binding upon and
                    ----------------------
shall inure to the benefit of Agent, Lenders and each Borrower and their respective successors and assigns; provided, however, that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent. Agent and each Lender may assign any or all of their rights or obligations hereunder without the prior consent of any Borrower.

     Section 4.06.  Counterparts.  This Amendment may be executed in one or more
                    ------------
counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 4.07.  Effect of Waiver.  No consent or waiver, express or implied,
                    ----------------
by Agent or any Lender to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty. No failure on the part of Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Amendment, the Loan Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Amendment, the Loan Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 4.08.  Headings.  The headings, captions and arrangements used in
                    --------
this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 4.09.  Expenses of Lender.  ABT agrees to pay on demand (i) all
                    ------------------
costs and expenses reasonably incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the reasonable costs and fees of Agent's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment and/or other Loan Documents, including, without limitation, the costs and fees of Agent's legal counsel and the allocated cost of staff counsel.

     Section 4.10.  NO ORAL AGREEMENTS.  THIS AMENDMENT, TOGETHER WITH THE OTHER
                    ------------------
LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AGENT, THE LENDERS AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AGENT, THE LENDERS AND BORROWERS.

          IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                         "BORROWERS"

                         AGRIBIOTECH, INC.
                         ARNOLD-THOMAS SEED SERVICE, INC.
                         CLARK SEEDS, INC.
                         DISCOUNT FARM CENTER, INC.
                         E.F. BURLINGHAM & SONS
                         GERMAIN'S SEEDS, INC.
                         GREEN SCA CORP.
                         G.W. BURLINGHAM'S, INC.
                         HALSEY SEED COMPANY
                         KINDER SEED, INC.
                         LACROSSE SEED COMPANY, INC.
                         LAS VEGAS FERTILIZER CO., INC.
                         LOFTS SEED COMPANY, INC.
                         THE OHIO SEED COMPANY
                         OLSEN-FENNELL SEEDS, INC.
                         PETERSON EXPORTS, INC.
                         PETERSON SEED COMPANY, INC.
                         PREMIUM SEED COMPANY, INC.
                         SCOTT SEED COMPANY
                         SEED CORPORATION OF AMERICA
                         SEED RESOURCE, INC.
                         SEXAUER SEED CO.
                         WILBER'S SEED, INC.
                         W-L RESEARCH, INC.
                         ZAJAC PERFORMANCE SEEDS, INC.
                         ZAJAC PERFORMANCE SEEDS OREGON, LLC
                         GREEN SEED COMPANY LIMITED PARTNERSHIP
                              By:  GREEN SCA CORP, its general partner
                         FINE LAWN RESEARCH, INC.
                         GEO. W. HILL & CO., INC.
                         W-D SEED GROWERS IDAHO, INC.
                         ARROWHEAD ENTERPRISES, INC.
                         GEO. W. HILL OF INDIANA, INC.

                              /s./ Henry A. Ingalls
                         By: ____________________________________________
                         Name:  Henry A. Ingalls
                         Title: Vice President acting on behalf of each of the
                                above

                              "AGENT"

                              BANKAMERICA BUSINESS CREDIT, INC., as the
                              Agent

                                   /s/ Victor Alfirevic
                              By: _______________________________________
                              Name:   Victor Alfirevic
                              Title:  Vice President

                              "ADMINISTRATIVE AGENT"

                              DEUTSCHE FINANCIAL SERVICES
                              CORPORATION


                                   /s/ Pamela D. Petrick
                              By: _______________________________________
                              Name:   Pamela D. Petrick
                              Title:  Vice President

                              "LENDERS"

Commitment:  $60,000,000      BANKAMERICA BUSINESS CREDIT, INC., as a
                              Lender

                                   /s/ Victor Alfirevic
                              By: ______________________________________
                              Name:   Victor Alfirevic
                              Title:  Vice President



Commitment:  $25,000,000      DEUTSCHE FINANCIAL SERVICES
                              CORPORATION

                                   /s/ Pamela D. Petrick
                              By: ______________________________________
                              Name:   Pamela D. Petrick
                              Title:  Vice President


Commitment:  $15,000,000      BRANCH BANKING AND TRUST COMPANY

                                   /s/ Jodie Hughes
                              By: ______________________________________
                                     Jodie Hughes
                              Name: ____________________________________
                                     Vice President
                              Title: ___________________________________

                          CONSENTS AND REAFFIRMATIONS
                          ---------------------------

     The undersigned hereby acknowledges the execution of, and consents to, the terms and conditions of that certain Amendment No. 2 to Loan and Security Agreement dated as of August 14, 1998, by and between AGRIBIOTECH, INC., a Nevada corporation, together with all other entities who are or may become Borrowers thereunder (the "Borrowers"), and the financial institutions listed on
                           ---------
the signature pages thereof (together with their respective successors and assigns, the "Lenders"), BANKAMERICA BUSINESS CREDIT, INC. (the "Agent") and
              -------                                            -----
DEUTSCHE FINANCIAL SERVICES CORPORATION (the "Administrative Agent") and
                                              --------------------
reaffirms its obligations under that certain Guaranty (the "Guaranty") dated as
                                                            --------
of June 23, 1998, made by the undersigned in favor of the Agent and Lenders, and acknowledges and agrees that the Guaranty remains in full force and effect and the Guaranty is hereby ratified and confirmed.

     Dated as of August 14, 1998.

                                    ROTHWELL SEEDS INTERNATIONAL COMPANY


                                         /s/ Henry A. Ingalls
                                    By: ______________________________________
                                          Henry A. Ingalls
                                          Vice President

                                      W-1